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                                                                   Exhibit 23.1



                         Independent Auditors' Consent


The Board of Directors
Land O'Lakes, Inc:

We consent to the use of our reports included herein related to the consolidated financial statements of the entities and for the periods listed below, and to the reference to our firm under the heading "Experts" in the prospectus:

         - LAND O'LAKES, INC. as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003

         - LAND O'LAKES FARMLAND FEED LLC as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003

         - PURINA MILLS, LLC as December 31, 2003 and 2002, and for the years ended December 31, 2003 and 2002 and for the periods from October 12, 2001 through December 31, 2001 and January 1, 2001 through October 11, 2001

         - AGRILIANCE, LLC as of August 31, 2003 and 2002, and for each of the years in the three-year period ended August 31, 2003

The audit report covering the December 31, 2003 consolidated financial statements of Land O'Lakes, Inc. refers to the report of other auditors related to the financial statements of MoArk LLC, and refers to the adoption, in 2003, of the provisions of the Financial Accounting Standards Board's Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The audit reports covering the December 31, 2002 consolidated financial statements of Land O'Lakes, Inc., Land O'Lakes Farmland Feed LLC, and Purina Mills, LLC refer to the adoption, in 2002, of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".


                                            /s/ KPMG LLP


Minneapolis, Minnesota
April 27, 2004